THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION THEREFROM.

XLNT VETERINARY CARE, INC.

(Incorporated under the laws of the State of Delaware)

VOID After June [__], 2017

No. 7

STOCK PURCHASE WARRANT

          This Stock Purchase Warrant certifies that, for value received, _____________ (the “Holder”), or its registered assigns, is entitled to purchase from XLNT VETERINARY CARE, INC., a Delaware corporation (the “Company”), at any time or from time to time during the period specified in Section 2 hereof, four hundred fifty (450) fully paid and nonassessable shares of the Company’s Series B Convertible Preferred Stock, $0.0001 par value per share (“Preferred Stock”) at an exercise price per share of $0.10 (the “Exercise Price”).

          This Warrant, together with all warrants issued upon transfer, exchange or in replacement hereof pursuant to Section 6 hereof (collectively, the “Warrants”), is issued in connection with that certain Term Note of even date herewith (the “Term Note”), by and among the Company and the Holder. Terms used but not defined herein shall have the respective meanings assigned to such terms in the Term Note.

          The term “Warrant Shares”, as used herein, refers to the shares of Preferred Stock purchasable hereunder.

          This Warrant is subject to the following additional terms, provisions, and conditions:

          1. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed Exercise Agreement in the form attached hereto, to the Company during normal business hours on any business day at the Company’s principal office identified in Section 7 (or such other office or agency of the Company as it may designate by notice to the Holder hereof), during the Exercise Period (as defined in Section 2), and upon payment to the Company of the Exercise Price for the Warrant Shares specified in said Exercise Agreement, which such payment shall be made in cash or by bank check for all Warrant Shares purchased hereunder. The Company shall not be required to issue fractional Warrant Shares upon any exercise of the Warrant, but instead shall pay to the Holder of this Warrant the cash value of any such fractional Warrant Shares. The Warrant Shares so purchased shall be deemed to be issued to the Holder hereof or their designees as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement delivered, and payment made for such shares as aforesaid. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in said Exercise Agreement, shall be delivered to the Holder hereof within a reasonable time, not exceeding ten business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be reasonably requested by the Holder hereof, shall, unless the Warrant Shares evidenced by such certificate have previously been registered under the Securities Act of 1933, as amended (the “Securities Act”), be imprinted with restrictive legends substantially similar to the legends appearing on the face of this Warrant, as applicable, and shall be registered in the name of said Holder or such other name as shall be designated by said Holder. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution, and delivery of stock certificates pursuant to this Section 1 except that, in case such stock certificates shall be registered in a name or names other than the Holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the Holder hereof to the Company at the time of the delivery of such stock certificates by the Company as mentioned above.

          2. Period of Exercise. With respect to each Warrant Share, this Warrant is exercisable at any time on or after or from time to time during the period commencing on April 1, 2008 and ending on the date which is ten years from the date of this Warrant (the “Exercise Period”).

          3. Certain Actions Prohibited. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

          Without limiting the generality of the foregoing,

(i) the Company will not increase the par value of the shares of Preferred Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect;

          (ii) before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the shares of Preferred Stock so receivable, the Company will take all such corporate action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock at such adjusted Exercise Price upon the exercise of this Warrant; and

          (iii) the Company will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Preferred Stock issuable after the action upon the exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Company’s charter and available for other the purpose of issue upon such exercise.

          4. Adjustments. The Exercise Price and the shares purchasable hereunder are subject to adjustment from time to time as follows:

                    (a) Merger, Sale of Assets, etc. If at any time while this Warrant is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other corporation or other entity, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation or other entity resulting from such reorganization, merger, consolidation, merger, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provision of this Section 4(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation or other entity that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

                    (b) Reclassification, etc. If the Company, at any time while this Warrant remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4.

                    (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination and the number of such securities shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination.

                    (d) Adjustments for Dividends in Stock or other Securities or Property. If while this Warrant remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist (including without limitation securities into which such securities may be converted) at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant (or upon such conversion) on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 4.

                    (e) Other Adjustments. In case any event shall occur as to which the other provisions of this Section 4 are not strictly applicable but as to which failure to make any adjustment would not fairly protect the exercise rights represented by this Section 4 in accordance with the essential intent and principles hereof then, in each such case, the Holder may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the exercise rights represented herein. Upon receipt of such opinion, the Company shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company.

                    (f) Calculations. All calculations under this Section 4 shall be made to the nearest four decimal points.

          5. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any warrant or certificate in a name other than the holder of this Warrant.

          6. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

          7. Transfer, Exchange, and Replacement of Warrant; Registration Rights.

                    (a) Warrant Transferable. This Warrant may be transferred, in whole or in part, only to a “Permitted Transferee” in accordance with this Section 7. “Permitted Transferee” shall mean (A) any partners of___________, (B) ____________ or any Affiliate thereof, or (C) any Person that acquires an interest in the Loan pursuant to Section 8.20 of the Credit Agreement. The transfer of this Warrant and all rights hereunder, in whole or in part, is registrable at the office or agency of the Company referred to in Section 7(e) hereof by the holder hereof in person or by its duly authorized attorney, upon surrender of this Warrant properly endorsed. Upon any transfer of this Warrant to any person, other than a person who is at that time a holder of other Warrants, the Company shall have the right to require the holder and the transferee to make customary representations to the extent reasonably necessary to assure that the transfer will comply with the Securities Act and applicable state securities laws. Each holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner and holder hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant and to the registration of transfer hereof on the books of the Company; but until due presentment for registration of transfer on such books the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

                    (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) hereof, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Preferred Stock which may be purchased hereunder, each of such new Warrants to be imprinted with the same legend appearing on the face of this Warrant and to represent the right to purchase such number of shares as shall be designated by said holder hereof at the time of such surrender. For purposes hereof, the term “Warrant” shall be deemed to include any and all such replacement Warrants, whether issued pursuant to this subsection (b) or any other Section hereof.

                    (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                    (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly cancelled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7.

                    (e) Register. The Company shall maintain, at its principal office identified in Section 8 (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

                    (f) Registration Rights. The issuance of any Warrant Shares required to be reserved for purposes of exercise of this Warrant and the resale of such Warrant Shares are entitled to the benefits of the registration rights provided by that certain Registration Rights Agreement dated as of January 31, 2007 by and among the Company and the holders of the Series B Preferred Stock of the Company, to which the Holder will be joined.

          8. Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to the office of the Company at 560 South Winchester Boulevard, Suite 500, San Jose, CA 95128, Attention: CEO, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company. Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a facsimile) the person entitled to receive such notice at the address of such person for purposes of this Section 8, or, if mailed, at the completion of the third full day following the time of such mailing thereof to such address, as the case may be.

          9. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES OF SUCH STATE.

          10. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific enforcement of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          11. Miscellaneous.

                    (a) Amendments. This Warrant and any provision hereof may not be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought.

                     (b) Descriptive Headings. The descriptive headings of the several sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

                    (c) Successors and Assigns. This Warrant shall, to the extent provided in Section 11(c), be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company’s assets.

[Signature Page Follows]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on this [__] day of June, 2007.

XLNT VETERINARY CARE, INC.

By:

Name:

Title:

FORM OF EXERCISE AGREEMENT

Dated: ______________ .

To:     ______________
           ______________
Attention: ____________________

          The undersigned, the Holder of the foregoing Warrant, hereby elects to exercise purchase rights represented thereby for, and to purchase thereunder, _______ shares of the Common Stock covered by such Warrant through a “cashless” or “net issue” exercise of such Warrant (“Cashless Exercise”) pursuant to Section 1 of such Warrant, and request that certificates for such shares (and any other securities or other property issuable upon such exercise) be issued in the name of, and delivered to ____________________ and ______________________.

The calculation upon which the Cashless Exercise is based is as follows:

(No. of Warrants) * ((Market Price - Exercise Price) / Market Price) = No. of shares of common stock

          - OR -

          The undersigned, the Holder of the foregoing Warrant, hereby elect to exercise purchase rights represented thereby for, and to purchase thereunder, _______ shares of the Common Stock covered by such Warrant, and herewith makes payment in full for such shares, and requests that certificates for such shares (and any other securities or other property issuable upon such exercise) be issued in the name of, and delivered to ____________________ and _______________________.

Signature:

Title of Signing Officer or Agent (if any):

Note:	The above signature should correspond exactly with the name on the face of the within Warrant or with the name of the assignee appearing in the assignment form.

FORM OF ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights represented by and under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee	Address	No. of Shares

, and hereby irrevocably constitutes and appoints ___________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated: _______________, _______

In the presence of

Name:

Signature:

Title of Signing Officer or Agent

(if any):

Address:

Note:	The above signature should correspond exactly with the name on the face of the within Warrant.